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                                                               Exhibit (h)(15)


                                Nicholas-Applegate Institutional Funds
                                         600 West Broadway
                                             30th Floor
                                    San Diego, California  92101


                                                      February 14, 2001


State Street Bank and Trust Company
225 Franklin Street
Boston, MA  02110

Ladies and Gentlemen:

                  Reference is made to the Transfer Agency and Service Agreement between us dated as of May 7, 1999 (the "Agreement").

                  Pursuant to Section 16.1 of the Agreement, we wish to add the Nicholas-Applegate International Structured Fund and Nicholas-Applegate Small Cap Value Fund to the Agreement. The full list of Funds covered by the Agreement as set forth in Exhibit A attached hereto.

                  Please indicate your acceptance of this amendment by signing the letter below and returning a copy to us. Thank you for your assistance regarding this matter.

Sincerely,



Charles H. Field, Jr.
Assistant Secretary

AGREED:

STATE STREET BANK AND TRUST COMPANY


By:
   ---------------------------

Title:
      ------------------------


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                                      EXHIBIT A

                       Nicholas-Applegate Mid Cap Growth Fund
                      Nicholas-Applegate Large Cap Growth Fund
                       Nicholas-Applegate Mini Cap Growth Fund
                      Nicholas-Applegate Small Cap Growth Fund
                         Nicholas-Applegate Convertible Fund
                      Nicholas-Applegate Worldwide Growth Fund
                  Nicholas-Applegate International Core Growth Fund
                  Nicholas-Applegate International Structured Fund
                     Nicholas-Applegate Emerging Countries Fund
                   Nicholas-Applegate Global Growth & Income Fund
               Nicholas-Applegate International Small Cap Growth Fund
                            Nicholas-Applegate Value Fund
                       Nicholas-Applegate Small Cap Value Fund
                       Nicholas-Applegate High Yield Bond Fund
               Nicholas-Applegate Short-Intermediate Fixed Income Fund
                      Nicholas-Applegate High Quality Bond Fund
                      Nicholas-Applegate Global Blue Chip Fund
                         Nicholas-Applegate Pacific Rim Fund
                        Nicholas-Applegate Latin America Fund
                      Nicholas-Applegate Global Technology Fund
                     Nicholas-Applegate Global Health Care Fund